Exhibit 99.1

Escala Group Names Chief Financial Officer

Announces Move of Corporate Headquarters

BETHEL, Conn.--(BUSINESS WIRE)--Escala Group (ESCL.PK), a global collectibles company in stamps, coins, precious metals trading, and art and antiques, today announced that it has appointed Thor Gjerdrum as its Chief Financial Officer and Executive Vice President, effective immediately.

Mr. Gjerdrum, aged 41, has served as Chief Financial Officer of A-Mark Precious Metals, Inc., a precious metals trading company acquired by the Company in 2005, since 2002. Prior to that, he served as Vice President of Finance for Clipper Windpower, Inc., a company engaged in wind energy technology, and as Chief Operating Officer, European Operations for Star Telecommunications, Inc. Mr. Gjerdrum received a Bachelor of Science degree in accounting from Santa Clara University in 1989.

With Mr. Gjerdrum’s appointment, the Company also announced the move of its corporate headquarters from Bethel, Connecticut to southern California, effective July 1, 2008. The new corporate offices will be relocated to the Company’s existing West Coast facilities, where its coin and trading operations are conducted. The Company’s legal operations will continue to be based in Connecticut, where the Company’s stamp division is located.

After a transition period, Leon Losapio, who had served as acting Chief Financial Officer since March 2008, will leave the Company to pursue other business opportunities.

About Escala Group, Inc.

Escala Group is a consolidated global collectibles network. The Company is a leading auctioneer of stamps, coins, arms, armor and militaria, and other memorabilia, targeting both collectors and dealers. Escala is also a merchant/dealer of certain collectibles and trader of precious metals. The Company's collectibles offerings span the modest to ultra high-end price spectrum. Escala conducts its operations in two business segments: collectibles and trading.

Escala's Group Companies focused on philately are H.R. Harmer Nutmeg of North America; Corinphila Auktionen of Zurich, Switzerland and the Kohler auction house in Wiesbaden, Germany, in our European division; and John Bull Stamp Auctions, Ltd, the oldest philatelic auction house in Hong Kong, comprising our Asia division. Escala's Group Companies in the numismatics division include Teletrade, Bowers and Merena Auctions, North American Certified Trading, and Spectrum Numismatics International, one of the largest wholesalers of rare coins in the U.S. Greg Martin Auctions is in the Company's art and antiques division.

The trading activities of Escala Group are conducted through A-Mark Precious Metals, one of the largest private sellers of bullion coins and bullion gold, silver and platinum to the wholesale marketplace. Collateral Finance Corporation, a wholly owned subsidiary of A-Mark, provides financing on a wide array of bullion and numismatic products.

SAFE HARBOR STATEMENT

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ are identified in the public filings made by us with the Securities and Exchange Commission and include the fact that we have disclosed that you should not rely upon our published financial statements and the fact that we have not filed all of our reports required by the Securities Exchange Act of 1934. More information on factors that could affect our business and financial results, as well as the proposed settlement described above, are included in our public filings made with the Securities and Exchange Commission, which are available on the web site of the Securities and Exchange Commission, www.sec.gov. As described above, the proposed settlement is subject to various conditions, and there can be no assurance that such conditions will be satisfied.

The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

CONTACT:
Escala Group, Inc.
Carol Meltzer, 203-702-8480
cmeltzer@escalagroup.com